UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

GUILD HOLDINGS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-39645

Delaware	85-2453154
(State of Incorporation)	(IRS Employer Identification No.)

5887 Copley Drive San Diego, California	92111
(Address of Principal Executive Offices)	(Zip Code)

(858) 956-5130

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	GHLD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on November 28, 2025 (the “Closing Date”) of the merger (the “Merger”) of Gulf MSR Merger Sub Corporation (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Gulf MSR HoldCo, LLC, a Delaware limited liability company (“Parent” and, together with Merger Sub, the “Parent Parties”), with and into Guild Holdings Company, a Delaware corporation (the “Company”), with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the Agreement and Plan of Merger, dated as of June 17, 2025 (the “Merger Agreement”), by and among the Company, Parent, and Merger Sub.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 28, 2025, the Company completed its previously announced merger with Merger Sub pursuant to the Merger Agreement. On the Closing Date, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, collectively, “Company Common Stock” and each share of Company Common Stock, a “Share”), other than Shares held by the Company or the Parent Parties, was converted into the right to receive $20.00 in cash, without interest (the “Per Share Consideration”).

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each outstanding restricted stock unit subject only to time-based vesting conditions (each, a “Company RSU Award”) was cancelled and converted into the right to receive an amount in cash equal to (a) the total number of shares underlying such restricted stock unit award, multiplied by (b) the Per Share Consideration, less applicable taxes, and (ii) each outstanding restricted stock unit subject to performance vesting conditions (each, a “Company PSU Award”) was cancelled in exchange for an amount in cash equal to (a) the number of shares underlying such performance stock unit award, (1) for any performance year or performance period that was incomplete or for which the applicable calculation date had not yet occurred, based on target level achievement of applicable performance goals, and (2) for any completed performance year, based on the determination and certification of the Company’s board of directors (the “Board”) prior to the Effective Time, in each case, multiplied by (b) the Per Share Consideration, less applicable taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information in the Introductory Note above and set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.01 by reference.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that trading in the Class A Common Stock be suspended on the NYSE prior to the opening of trading on November 28, 2025. On November 28, 2025, the NYSE will file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Class A Common Stock to report the delisting of shares of Class A Common Stock from the NYSE, and to deregister the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, shares of the Class A Common Stock will no longer be listed on the NYSE.

The Company intends to file with the SEC a certification and notice on Form 15 with respect to the Class A Common Stock, requesting that the duty of the Company to file reports under Section 13 of the Exchange Act with respect to the Class A Common Stock be terminated and the duty of the Company to file reports under Section 15(d) of the Exchange Act with respect to the Class A Common Stock be suspended.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information in the Introductory Note above and set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

In connection with the completion of the Merger and at the Effective Time, holders of the Company Common Stock, the Company RSU Awards, and the Company PSU Awards ceased to have any rights in connection with their holding of such securities (other than their right to receive the Per Share Consideration, or the applicable amount thereof, as described in Item 2.01 above) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

The information in the Introductory Note above and set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The aggregate consideration paid in connection with the Merger was approximately $1.244 billion. The purchase price was funded by equity financing from Bayview MSR Opportunity (U.S.) Master Fund, L.P.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time:

•	each of Terry L. Schmidt, Patrick J. Duffy, Mary Ann McGarry, Gioia Messinger, Martha E. Marcon, Edward Bryant, Jr., and Michael C. Meyer resigned from the Board. These resignations were made in connection with the Merger and did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices.

•	Michael Lau, Brian E. Bomstein, Richard O’Brien, and Brett Evenson, each a director of Merger Sub immediately prior to the Merger, became the directors of the Company.

•	all officers of the Company immediately prior to the Effective Time ceased to hold office. Following the Merger, Michael Lau became President & Chief Executive Officer of the Company and Brian E. Bomstein became Secretary.

Certain directors and officers of the Company immediately prior to the Merger continue to serve in their roles at Guild Mortgage Company LLC, the Company’s wholly owned subsidiary (“Guild Mortgage”), including Terry L. Schmidt, David Neylan, Amber Kramer, and Bella Guerrero (as directors) and Mss. Schmidt and Kramer and Mr. Neylan, respectively, as Chief Executive Officer, Chief Financial Officer and President of Guild Mortgage.

The information set forth in the Introductory Note and in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Compensatory Arrangements of Certain Officers

As disclosed in the Company’s Signing Form 8-K, dated as of June 18, 2025 (the “Signing 8-K”), certain members of senior management, including each of Terry L. Schmidt, David Neylan and Desiree A. Kramer (the “Executives”) entered into employment agreements with the Guild Mortgage, subject to the terms disclosed in the Signing 8-K and continue to serve as Executives of Guild Mortgage.

The Board previously approved grants of retention bonuses to each of the Executives and certain other members of senior management (the “Retention Bonus Participants”) pursuant to Retention Bonus Letter Agreements (the “Retention Bonus Letter Agreements”), and on November 26, 2025, the Executives entered into such Retention Bonus Letter Agreements which generally provide for a one-time retention bonus in an amount equal to each Retention Bonus Participants’ base salary (the “Retention Bonus”), subject to each Retention Bonus Participants’ continued employment with Guild Mortgage through the first anniversary of the Closing Date (such date, the “Anniversary Date”). 50% of the Retention Bonus (the “Closing Amount”) will be paid to each Retention Bonus Participant within 30 days following the Closing Date and the remaining 50% will be paid within 30 days following the Anniversary Date. If a Retention Bonus Participants’ employment is terminated by Guild Mortgage without Cause, or with respect to the Executives, with Good Reason (each, as defined in the applicable Retention Bonus Letter Agreement) by an Executive prior to the Anniversary Date, such Retention Bonus Participant will remain eligible to receive any unpaid portion of the Retention Bonus, subject to such Retention Bonus Participants’ execution and non-revocation of a general release of claims. If a Retention Bonus Participant’s employment with Guild Mortgage terminates for any other reason before the Anniversary Date, such Retention Bonus Participant will forfeit the right to any unpaid portion of the Retention Bonus, and in the event of a Retention Bonus Participant’s termination of employment by Guild Mortgage for Cause or resignation from employment (without Good Reason, for the Executives), before the Anniversary Date, such Retention Bonus Participant will be required to repay the Closing Amount to Guild Mortgage (to the extent already paid). For purposes of this paragraph, the term “Executive” includes, in addition to the three Executives named in the preceding paragraph, one additional member of senior management.

The foregoing description of the Retention Bonus Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Retention Bonus Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety as set forth in Exhibit 3.1.

In addition, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the amended and restated bylaws of the Company (except that all references in the bylaws of Merger Sub to its name were changed to instead refer to the name of the Company) as set forth in Exhibit 3.2.

Each of Exhibits 3.1 and 3.2 to this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.	Other Events

On November 28, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

The following exhibits are filed as part of this Current Report:

Exhibit No.	Description of Filed Exhibit

2.1	Agreement and Plan of Merger, dated as of June 17, 2025, by and among Guild Holdings Company, Gulf MSR HoldCo, LLC and Gulf MSR Merger Sub Corporation (incorporated by reference to Exhibit 2.1 of Guild Holdings Company’s Current Report on Form 8-K filed on June 20, 2025)

3.1	Amended and Restated Certificate of Incorporation of Guild Holdings Company

3.2	Amended and Restated Bylaws of Guild Holdings Company

10.1	Form of Retention Bonus Letter Agreement

99.1	Press Release, dated November 28, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guild Holdings Company
(Registrant)

Date: November 28, 2025	By:	/s/ Michael Lau
Michael Lau
President & Chief Executive Officer